Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-120132, 333-115423, 033-64647, and 333-66562) of Tredegar Corporation of our report dated February 21, 2018, except for the change in the manner in which the Company accounts for pension and postretirement benefits discussed in Note 1 to the consolidated financial statements, as to which the date is March 18, 2019, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
March 18, 2019